UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On September 15, 2006, Daniel G. Cohen resigned from the Board of Directors of TRM Corporation (the “Company”), effective as of September 18, 2006. Mr. Cohen was Chairman of the Board of Directors. Mr. Cohen’s departure is not related to any disagreement with the Company or with the Company’s operations, policies or practices.
(c) Richard Stern was appointed Executive Vice President — Corporate Operations, on September 15, 2006, effective on October 1, 2006. Mr. Stern, age 45, previously served as Vice President/General Manager of Building Solutions for American Tower Corporation from August 2005 to September 2005. He previously held that position with SpectraSite Communications, which was acquired by American Tower, from May 2002 to August 2005. From January 2000 to May 2002, Mr. Stern served as Vice President of Real Estate, Building Division, with SpectraSite Communications.
On September 15, 2006, Ashley Dean was promoted to Executive Vice President — ATM Business Operations. Mr. Dean, age 45, previously served as Senior Vice President, ATM Products & Services (USA), from April 2006 to September 2006, and Director of Emerging Markets of the Company, from January 2006 to April 2006. He served as the Company’s Managing Director — United Kingdom from September 2003 to January 2006. From January 2003 to September 2003, he was Vice President — Strategic Planning and Development and from June 1999 to January 2003 he was Director of Operations for the Company’s United Kingdom operations. From August 1998 until June 1999, Mr. Dean was a Field Services Manager for Thames Water plc, the largest U.K. privatized clean and waste water utility.
(d) On September 15, 2006, the Company announced that Jeffrey F. Brotman, the Company’s Chief Executive Officer and President, had been elected to serve as Chairman of the Board of Directors.
Tony C. Banks was appointed as a member of the Company’s Board of Directors, on September 15, 2006. The Company anticipates that Mr. Banks will serve on the Company’s Audit Committee. Mr. Banks, age 52, has been Vice President of Business Development for FirstEnergy Corporation, a public utility, since December 2005. Mr. Banks joined FirstEnergy Solutions, Inc., a subsidiary of FirstEnergy Corporation, in August 2004 as Director of Marketing and in August 2005 became Vice President of Sales & Marketing. Before joining FirstEnergy, Mr. Banks was a consultant to utilities, energy service companies and energy technology firms. From 2000 through 2002, Mr. Banks was President of RAI Ventures, Inc., a subsidiary of Resource America, Inc., a specialized asset management company, and Chairman of the Board of Optiron Corporation, which was an energy technology subsidiary of Atlas America, Inc., an energy company engaged primarily in the development and production of natural gas, and, to a lesser extent, oil, until 2002.
A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1 Press Release dated September 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel E. O'Brien
		Name:	Daniel E. O'Brien
Date: September 26, 2006		Title:	Chief Financial Officer